AMENDMENT TO

AMENDED AND RESTATED

FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment is entered into as of September 19, 2017 (the “Amendment”), by and between Advisers Investment Trust (the “Trust”) on behalf of the series managed by J.O. Hambro Capital Management Limited and listed on Schedule D to the Administration Agreement (as defined below), a Delaware statutory trust, and The Northern Trust Company (“Northern”), an Illinois corporation

WHEREAS, the Trust and Northern are party to an Amended and Restated Fund Administration and Accounting Services Agreement, dated as of December 14, 2016 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Administration Agreement”), wherein Northern agreed to provide certain services to the Trust; and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Trust and Northern wish to make certain amendments to the Administration Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Administration Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2.    AMENDMENT. Schedule D to the Administration Agreement is hereby amended by replacing such schedule with the Schedule D attached hereto.

3.    GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4.    MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5.    EFFECT OF AMENDMENT. All other terms and conditions set forth in the Administration Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Administration Agreement in the Administration Agreement and all schedules thereto shall mean and be a reference to the Administration Agreement as amended by this Amendment.

[Signature Pages Follow]

NTAC:2SE-18	Page 1

IN WITNESS WHEREOF, each of the Trust and Northern has caused this Amendment to be signed and delivered by its duly authorized representative.

ADVISERS INVESTMENT TRUST

By:	/s/ Barbara J. Nelligan
Name:	Barbara J. Nelligan
Title:	President

THE NORTHERN TRUST COMPANY

By:	/s/ Scott Denning
Name:	Scott Denning
Title:	Senior Vice President

NTAC:2SE-18	Page 2

SCHEDULE D

FUND LIST

JOHCM International Select Fund

JOHCM Emerging Markets Opportunities Fund

JOHCM Global Equity Fund

JOHCM International Small Cap Equity Fund

JOHCM Asia Ex-Japan Fund

JOHCM Emerging Markets Small Mid Cap Equity Fund

JOHCM US Small Mid Cap Equity Fund

JOHCM International Opportunities Fund

JOHCM Global Income Builder Fund

NTAC:2SE-18	Page 3